UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Amendment No. 2

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

WEYLAND TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51815	46-5057897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079 New York, New York 10004
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(808) 829-1057
N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously reported by Weyland Tech, Inc., a Delaware corporation (the “Company”), on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 9, 2020 (the “Original 8-K), the Company disclosed that it would provide certain financial statements and pro forma financial information as required by Items 9.01(a) and (b) of Form 8-K (the “Transaction Financials”) in connection with the acquisition of substantially all of the assets of Push Holdings, Inc. (“Push”) by the Company’s wholly-owned subsidiary, Logiq, Inc. (formerly known as Origin8, Inc.).

On March 25, 2020, the Company filed a Current Report on Form 8-K to disclose that, due to the circumstances and uncertainty surrounding the COVID-19 coronavirus pandemic, the Company determined to delay the filing of the Form 8-K/A with the Transaction Financials by up to 45 days in accordance with the SEC’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended (the “Extension 8-K”).

On May 1, 2020, the Company filed Amendment No. 1 to the Original 8-K to disclose the Transaction Financials within such 45-day extension period as required by the Order.

The Company comes now to file this Amendment No. 2 to the Original 8-K to comply with the Order by (i) disclosing that it is relying on the Order and (ii) stating, in the filing filed within the 45-day extension itself, the reasons why the Company was not able to file the 8-K/A with Transaction Financials on a timely basis.

The contents of the Original 8-K and Amendment No. 1 to the Original 8-K previously filed by the Company with the Commission are incorporated by reference herein.

Item 8.01	Other Events.

As previously reported on Current Reports on Form 8-K filed by the Company with the Commission on December 18, 2019 and January 9, 2020, respectively, the Company, and its wholly-owned subsidiary, Logiq, Inc. (formerly known as Origin8, Inc.) (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) for the Purchaser to acquire substantially all of the assets of Push, a wholly-owned subsidiary of ConversionPoint Technologies, Inc. (“ConversionPoint,” and together with Push, the “Sellers”), in exchange for a total of up to 35,714,285 shares of restricted common stock (the “Shares”) of the Company (the “Transaction”).

In connection with the Transaction, the Company was required to file financial statements of the business acquired (Push) and pro forma financial information (the “Transaction Financials”) by an amendment to Original 8-K not later than 71 days after the date upon which the Original 8-K was required to be filed (the “Original Filing Deadline”).

On March 25, 2020, the Company determined that it would not be able to file the Transaction Financials by the Original Filing Deadline due to the circumstances and uncertainty related to the COVID-19 coronavirus pandemic. As a result, the Company determined that it needed to delay the filing of the Form 8-K/A regarding the Transaction Financials by up to 45 days in accordance with the Commission’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended (the “Extension 8-K”).

On May 1, 2020, the Company filed the Transaction Financials as part of Amendment No.1 to the Original 8-K filed with the Commission on May 1, 2020 which was within the 45-day extension period.

The purpose of this Amendment No. 2 to the Original 8-K is to comply with the Order by disclosing in the report filed by the applicable 45-day extension deadline that it is relying on this Order and stating the reasons why it could not file such report on a timely basis.

Accordingly, the Company discloses, in this report, that it is relying on the Order for purposes of filing the Form 8-K/A with the Transaction Financials on the Transaction.

In addition, the Company previously provided a corporate update by press release on March 19, 2020 wherein the Company, at that time, noted it saw a limited impact on its core business from COVID-19. However, as the Company was integrating the significant acquisition of the assets of Push into its financial reporting operations, the COVID-19 coronavirus pandemic shutdown many areas where the Company and Push are located (Hong Kong, California, New York City, Indonesia) which hampered the Company and Push’s ability to coordinate the review and preparation of the Transaction Financials within the original time prescribed by the Commission’s rules. In addition, the timing of the work on the Transaction Financials ran concurrently with the Company’s financial reporting for the fiscal year ended December 31, 2019, which further strained the Company’s resources since its financial reporting staff is subject to lockdowns and remote work requirements. The Company reiterates and reaffirms these reasons as previously disclosed in its Current Report on Form 8-K filed with the Commission on March 25, 2020 as required by the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH, INC.

Dated: May 15, 2020	By:	/s/ Brent Y. Suen
Brent Y. Suen
President and Chief Executive Officer

3